EXHIBIT 99.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER

PURSUANT TO SECTION 906 OF SARBANES-OXLEY ACT OF 2002

I, L. Allen Plunk, the Executive Vice President, Chief Financial Officer and Secretary ofViewlocity, Inc. (the “Company”), hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	the Form 10-Q of the Company for the quarter year ended March 31, 2003 (the “Form 10-Q”), to my knowledge, fully complies with requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m or 78o(d)); and

(2)	the information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 13, 2003

/s/ L. ALLEN PLUNK
L. Allen Plunk Executive Vice President, Chief Financial Officer and Secretary